EXHIBIT 99
- ----------

                       AMLI RESIDENTIAL PROPERTIES TRUST
                         FINANCIAL AND OPERATING DATA
                                 June 30, 1996


            1.    Funds from Operations

            2.    Statements of Operations

            3.    Balance Sheets

            4.    Selected Financial Information

            5.    Debt

            6.    Debt Maturities

            7. Same Community Comparison - Wholly-Owned - three months ended June 30, 1996 and 1995

            8. Same Community Comparison - Wholly-Owned - six months ended June 30, 1996 and 1995

            9. Same Community Comparison - Wholly-Owned & Co-Investments - three months ended June 30, 1996 and 1995

            10. Same Community Comparison - Wholly-Owned & Co-Investments - six months ended June 30, 1996 and 1995

            11.   Property Information

            12.   Development Activities



AMLI RESIDENTIAL PROPERTIES TRUST
FUNDS FROM OPERATIONS
Unaudited - Dollars in thousands except per share data

                        1996      1996
                        Three     Three                                      1995
                        Months    Months      1995                     Three Months ended                1994
                        ended     ended    Year ended     -----------------------------------------   Year ended
                       June 30   Mar. 31    Dec. 31       Dec.31     Sep. 30     Jun. 30    Mar. 31    Dec. 31,
                       --------  --------  ----------     ------     -------     -------    -------   ----------
                                                                                                        PRO FORMA
REVENUES
- --------
Property revenues:
  Rental              $ 17,766   $ 17,431    $ 69,341   $ 17,284    $ 17,488    $ 17,440   $ 17,129     $ 61,480
  Other                    814        711       2,797        703         763         677        654        2,347
                      --------   --------    --------   --------    --------    --------   --------     --------
    Total Property
      Revenues          18,580     18,142      72,138     17,987      18,251      18,117     17,783       63,827
                      --------   --------    --------   --------    --------    --------   --------     --------
Property operating
 expenses               (7,634)    (7,237)    (28,451)    (7,186)     (7,355)     (7,134)    (6,776)     (24,957)
Property management
 fees                     (464)      (454)     (1,803)      (450)       (455)       (453)      (445)      (1,602)
                      --------   --------    --------   --------    --------    --------   --------     --------
  Property expenses     (8,098)    (7,691)    (30,254)    (7,636)     (7,810)     (7,587)    (7,221)     (26,559)
Operating expense
 ratio                   43.6%      42.4%       41.9%      42.5%       42.8%       41.9%      40.6%        41.6%
  Net operating income  10,482     10,451      41,884     10,351      10,441      10,530     10,562       37,268
                      --------   --------    --------   --------    --------    --------   --------     --------
OTHER INCOME
- ------------
 Share of Service
  companies' income
  (loss)                   (95)       (56)          3        (37)                      0         40          100
 Interest from
  Service Companies        114        114         455        113         114         114        114          455
 Other interest            140        125         407         99         146          92         70          491
 Share of partner-
  ships cash flow          486        256         466        196         131          67         72          197
 Fee income -
  acquisitions              92        158         220         66                     116         38
 Fee income -
  developments              99         32         206         70          35          24         77          267
 Fee income -
  asset management         143         77         224         57          57          56         54           38
 Other                      45         25         189         68          42          42         37          261
                      --------   --------    --------   --------    --------    --------   --------     --------


AMLI RESIDENTIAL PROPERTIES TRUST
FUNDS FROM OPERATIONS - CONTINUED

                        1996      1996
                        Three     Three                                      1995
                        Months    Months      1995                     Three Months ended                1994
                        ended     ended    Year ended     -----------------------------------------   Year ended
                       June 30   Mar. 31    Dec. 31       Dec.31     Sep. 30     Jun. 30    Mar. 31    Dec. 31,
                       --------  --------  ----------     ------     -------     -------    -------   ----------

                                                                                                       PRO FORMA

  Total other income     1,024        731       2,170        632         525         511        502        1,809
 General and adminis-
   trative                (532)      (596)     (1,932)      (486)       (446)       (492)      (508)      (1,407)
                      --------   --------    --------   --------    --------    --------   --------     --------
EBITDA                  10,974     10,586      42,122     10,497      10,520      10,549     10,556       37,670
                      --------   --------    --------   --------    --------    --------   --------     --------

Interest expense        (2,996)    (2,818)    (12,926)    (3,082)     (3,164)     (3,325)    (3,355)     (10,253)
Amortization of
 deferred costs           (400)      (451)     (1,792)      (450)       (450)       (431)      (461)      (2,415)
                      --------   --------    --------   --------    --------    --------   --------     --------
Funds from
 operations
 (FFO)                $  7,578   $  7,317    $ 27,404   $  6,965    $  6,906    $  6,793   $  6,740     $ 25,002

Capital expen-
 ditures paid
 from FFO                 (394)      (333)     (1,714)      (425)       (550)       (429)      (310)        (893)
Other (Co-in-
 vestments
 Cap exp)                  (12)        (9)        (29)        (9)        (10)         (5)        (5)           0
                      --------   --------    --------   --------    --------    --------   --------     --------
Funds available
 for distribu-
 tion (FAD)           $  7,172   $  6,975    $ 25,661   $  6,531    $  6,346    $  6,359   $  6,425     $ 24,109
                      --------   --------    --------   --------    --------    --------   --------     --------

FFO per share         $  0.481   $  0.480    $  1.900   $  0.483    $  0.479    $  0.471   $  0.467     $  1.733
FAD per share         $  0.455   $  0.457    $  1.779   $  0.453    $  0.440    $  0.441   $  0.445     $  1.671

Dividend
 per share            $   0.43   $   0.43    $   1.72   $   0.43     $  0.43    $   0.43   $   0.43     $   1.68

Dividend as a
 % of FFO                89.3%      89.6%       90.5%      89.1%       89.8%       91.3%      92.0%        96.9%
Dividend as a
 % of FAD                94.4%      94.0%       96.7%      95.0%       97.8%       97.6%      96.6%       100.5%



AMLI RESIDENTIAL PROPERTIES TRUST
STATEMENTS OF OPERATIONS
Unaudited - Dollars in thousands except per share data


                        1996      1996
                        Three     Three                                      1995
                        Months    Months      1995                     Three Months ended                1994
                        ended     ended    Year ended     -----------------------------------------   Year ended
                       June 30   Mar. 31    Dec. 31       Dec.31     Sep. 30     Jun. 30    Mar. 31    Dec. 31,
                       --------  --------  ----------     ------     -------     -------    -------   ----------
REVENUES
- --------
Property Revenue:
 Rental               $ 17,766   $ 17,431    $ 69,341   $ 17,284    $ 17,488    $ 17,440   $ 17,129     $ 61,123
 Other                     814        711       2,797        703         763         677        654        2,338
Interest from and
 share of Service
 Companies' income
 (loss)                     19         58         458         76         114         114        154          498
Other interest             140        125         407         99         146          92         70          491
Gain on sale of
 residential
 property and
 interests rate
 caps                        0          0           0          0           0           0          0            0
Other                      508        373         874        302         150         216        206          765
                      --------   --------    --------   --------    --------    --------   --------     --------
    Total Revenue     $ 19,247   $ 18,698    $ 73,877   $ 18,464    $ 18,661    $ 18,539   $ 18,213     $ 65,215
                      --------   --------    --------   --------    --------    --------   --------     --------



AMLI RESIDENTIAL PROPERTIES TRUST
STATEMENTS OF OPERATIONS - CONTINUED

                        1996      1996
                        Three     Three                                      1995
                        Months    Months      1995                     Three Months ended                1994
                        ended     ended    Year ended     -----------------------------------------   Year ended
                       June 30   Mar. 31    Dec. 31       Dec.31     Sep. 30     Jun. 30    Mar. 31    Dec. 31,
                       --------  --------  ----------     ------     -------     -------    -------   ----------
EXPENSES
- --------
Personnel                1,727      1,594       6,287      1,589       1,599       1,601      1,498        5,290
Advertising and
 promotion                 478        472       1,702        421         486         441        354        1,465
Utilities                1,001      1,066       4,125      1,046       1,092         943      1,044        3,782
Building repairs
 and maintenance         1,182      1,115       4,554      1,223       1,269       1,108        954        3,999
Landscaping and
 grounds maintenance       524        331       1,811        409         434         581        387        1,405
Real estate taxes        2,173      2,120       7,947      1,989       1,937       1,972      2,049        7,169
Insurance                  253        234         914        218         230         236        230          843
Other operating
 expenses                  296        305       1,111        291         308         252        260          881
Property management
 fees                      464        454       1,803        450         455         453        445        1,422
Interest, net of
 capitalized             2,996      2,818      12,926      3,082       3,164       3,325      3,355       11,557
Amortization of
 deferred costs            400        451       1,792        450         450         431        461        2,448
Depreciation of
 real property           2,133      2,121       8,704      2,102       2,163       2,234      2,205        7,894
Depreciation of
 personal property         593        548       2,081        465         586         507        523        2,733
General and
 administrative            532        596       1,932        486         446         492        508        1,616
                      --------   --------    --------   --------    --------    --------   --------     --------
    Total expenses      14,752     14,225      57,689     14,221      14,619      14,576     14,273       52,504
                      --------   --------    --------   --------    --------    --------   --------     --------
Non-recurring item
 income (expense)          584          0         818        (16)      1,456        (497)      (125)         749
                      --------   --------    --------   --------    --------    --------   --------     --------
Income (loss) before
 taxes, minority
 interest and
 extraordinary item      5,079      4,473      17,006      4,227       5,498       3,466      3,815       13,460
                      --------   --------    --------   --------    --------    --------   --------     --------
Income taxes                 0          0           0          0           0           0          0           62
                      --------   --------    --------   --------    --------    --------   --------     --------


AMLI RESIDENTIAL PROPERTIES TRUST
STATEMENTS OF OPERATIONS - CONTINUED

                        1996      1996
                        Three     Three                                      1995
                        Months    Months      1995                     Three Months ended                1994
                        ended     ended    Year ended     -----------------------------------------   Year ended
                       June 30   Mar. 31    Dec. 31       Dec.31     Sep. 30     Jun. 30    Mar. 31    Dec. 31,
                       --------  --------  ----------     ------     -------     -------    -------   ----------
Income (loss) before
 minority interest
 and extraordinary
 items                   5,079      4,473      17,006      4,227       5,498       3,466      3,815       13,398
Minority interest          920        807       3,287        806       1,051         669        761        2,681
                      --------   --------    --------   --------    --------    --------   --------     --------
Income (loss) before
 extraordinary items     4,159      3,666      13,719      3,421       4,447       2,797      3,054       10,717
Extraordinary items
 net of minority
 interests              (1,118)         0           0          0           0           0          0       (2,007)
                      --------   --------    --------   --------    --------    --------   --------     --------
Net income (loss)     $  3,041   $  3,666    $ 13,719   $  3,421    $  4,447    $  2,797   $  3,054     $  8,710
                      ========   ========    ========   ========    ========    ========   ========     ========
Net income (loss)
 allocable to
 preferred shares     $    473   $    327
Net income (loss)
 allocable to
 common shares        $  2,568   $  3,339     $ 13,719  $  3,421    $  4,447    $  2,797    $  3,054    $  8,710
                      ========   ========    ========   ========    ========    ========   ========     ========
INCOME (LOSS) PER
 COMMON SHARE:
 Before extra-
  ordinary item       $   0.31   $   0.29     $   1.18  $   0.29    $   0.38    $   0.24       $0.26       $0.92
 Extraordinary item  ($   0.09)  $   0.00     $   0.00  $   0.00    $   0.00    $   0.00       $0.00      $(0.17)
 Income per
  common share        $   0.22   $   0.29     $   1.18  $   0.29    $   0.38    $   0.24       $0.26       $0.75
                      ========   ========    ========   ========    ========    ========   ========     ========



AMLI RESIDENTIAL PROPERTIES TRUST
STATEMENTS OF OPERATIONS - CONTINUED

                        1996      1996
                        Three     Three                                      1995
                        Months    Months      1995                     Three Months ended                1994
                        ended     ended    Year ended     -----------------------------------------   Year ended
                       June 30   Mar. 31    Dec. 31       Dec.31     Sep. 30     Jun. 30    Mar. 31    Dec. 31,
                       --------  --------  ----------     ------     -------     -------    -------   ----------
                                                                                                        PRO FORMA
FUNDS FROM OPERATIONS
- ---------------------
Income (loss) before
 taxes, minority
 interest and
 extraordinary item   $  5,079    $ 4,473      $17,006  $  4,227    $  5,498    $  3,466   $  3,815     $ 14,878
                      --------   --------    --------   --------    --------    --------   --------     --------
Depreciation of
 real property           2,133      2,121        8,704     2,102       2,163       2,234       2,205       7,894
Depreciation of
 personal property         593        548        2,081       465         586         507         523       2,733
Non-recurring items       (584)         0        (818)        16      (1,456)        497         125        (749)
Other                      357        175          431       155         115          89          72         246
                      --------   --------    --------   --------    --------    --------   --------     --------
Funds from opera-
 tions (FFO)          $  7,578    $ 7,317      $27,404  $  6,965    $  6,906    $  6,793      $6,740     $25,002
FFO per share         $  0.481    $ 0.480       $1.900  $  0.483    $  0.479    $  0.471      $0.467      $1.733
                      --------   --------    --------   --------    --------    --------   --------     --------

Capital expenditures
 paid from FFO       ($    394)  $   (333)    $(1,714)  $   (425)   $   (550)   $   (429)     $(310)       $(893)
Other (Co-investments
 Cap exp)                  (12)        (9)        (29)        (9)        (10)         (5)        (5)           0
                      --------   --------    --------   --------    --------    --------   --------     --------

Funds available for
 distribution (FAD)   $  7,172    $ 6,975      $25,661  $  6,531    $  6,346    $  6,359      $6,425     $24,109
FAD per share         $  0.455    $ 0.457       $1.779  $  0.453    $  0.440    $  0.441      $0.445      $1.671
                      --------   --------    --------   --------    --------    --------   --------     --------

Dividends per share   $   0.43   $   0.43        $1.72  $   0.43    $   0.43     $  0.43       $0.43       $1.68
                      ========   ========    ========   ========    ========    ========   ========     ========
Dividends as a
 % of FFO                89.3%      89.6%        90.5%     89.1%       89.8%       91.3%       92.0%       96.9%
Dividends as a
 % of FAD                94.4%      94.0%        96.7%     95.0%       97.8%       97.4%       96.6%      100.5%
                      ========   ========    ========   ========    ========    ========   ========     ========



AMLI RESIDENTIAL PROPERTIES TRUST
CONDENSED BALANCE SHEETS
Unaudited - Dollars in thousands except per share data


                                 June 30,     Mar. 31,   Dec. 31,    Sep. 30,    Jun. 30,   Mar. 31,     Dec. 31,
                                   1996        1996      1995         1995        1995       1995         1994
                                 ---------  --------- ----------      ------     -------    -------      -------
ASSETS
- ------
Rental apartments
 Land                            $ 58,643     $58,643    $58,643     $56,755     $59,723    $59,723      $59,723
 Depreciable property             361,879     361,330    361,011     351,518     377,190    376,508      375,713
                                 --------    --------   --------    --------    --------   --------     --------
                                  420,522     419,973    419,654     408,273     436,913    436,231      435,436
 Less accumulated depreciation    (44,552)    (41,826)   (39,157)    (36,590)    (35,043)   (32,302)     (29,574)
                                 --------    --------   --------    --------    --------   --------     --------
                                  375,970     378,147    380,497     371,683     401,870    403,929      405,862

Property under development         50,597      42,763     23,211      30,758      21,494     12,948       16,326
Investments in partnerships        24,351      17,758     12,255       9,425       9,444      8,516        2,948
Cash and cash equivalents           4,459       2,080      2,829       2,890       3,391      3,884        4,010
Security deposits                   1,881       1,874      1,880       1,906       2,054      2,016        2,049
Deferred costs, net                 2,509       4,922      5,415       5,832       6,125      5,857        6,211
Other assets                       10,573       9,419      7,140       8,218       6,418      5,939        5,213
                                 --------    --------   --------    --------    --------   --------     --------
Total assets                     $470,340    $456,963   $433,227    $430,712    $450,796   $443,089     $442,619
                                 ========    ========   ========    ========    ========   ========     ========
LIABILITIES AND SHAREHOLDERS EQUITY
- -----------------------------------
Debt                             $230,888    $218,267   $215,255    $210,040    $232,802   $223,847     $217,687
Accrued interest payable              992       1,127      1,230       1,159       1,568      1,511        1,137
Accrued real estate taxes           5,057       3,577      6,471       6,615       4,694      3,414        6,212
Construction costs payable          1,821       2,213      1,369       2,237         261        534          591
Security deposits and prepaid rents 2,191       2,185      2,439       2,420       2,679      2,522        2,699
Other liabilities                   1,701       1,741      1,223       1,023         870        601        1,389
                                 --------    --------   --------    --------    --------   --------     --------
Total liabilities                 242,650     229,110    227,987     223,494     242,874    232,429      229,715
                                 --------    --------   --------    --------    --------   --------     --------
Minority interest                  41,814      40,249     39,077      39,522      39,945     41,151       42,743
                                 --------    --------   --------    --------    --------   --------     --------


AMLI RESIDENTIAL PROPERTIES TRUST
CONDENSED BALANCE SHEETS - CONTINUED



                                 June 30,     Mar. 31,   Dec. 31,    Sep. 30,    Jun. 30,   Mar. 31,     Dec. 31,
                                   1996        1996      1995         1995        1995       1995         1994
                                 ---------  --------- ----------      ------     -------    -------      -------

Shareholders' equity
 Preferred shares, $.01 par value      11          11
 Shares of beneficial interest,
   $.01 par value                     118         118        117         117         117        116          115
 Additional paid-in capital       243,854     242,927    218,752     218,685     218,393    217,713      216,577
 Retained earnings                (15,419)    (18,309)   (20,705)    (24,126)    (28,573)   (31,370)     (34,424)
 Dividends paid                   (42,688)    (37,143)   (32,001)    (26,980)    (21,960)   (16,950)     (12,107)
                                 --------    --------   --------    --------    --------   --------     --------
   Total shareholders' equity     185,876     187,604    166,163     167,696     167,977    169,509      170,161
                                 --------    --------   --------    --------    --------   --------     --------
   Total liabilities and
    shareholders' equity         $470,340    $456,963   $433,227    $430,712    $450,796   $443,089     $442,619
                                 ========    ========   ========    ========    ========   ========     ========





                                         Amli Residential Properties Trust
                                     Selected Quarterly Financial Information
                                                   June 30, 1996
                                     (in thousands except for per share data)


                                  June 30,    Mar. 31,   Dec. 31,    Sep. 30,    Jun. 30,   Mar. 31,     Dec. 31,
                                    1996       1996      1995         1995        1995       1995         1994
                                 ---------  --------- ----------      ------     -------    -------      -------
Total Debt                        $230,888    $218,267    215,255     210,040     232,802    223,847      217,687
Total Debt (1)                     267,348     244,149    227,204     220,260     242,051    231,767      223,495

Total Shares and
 Units Outstanding (2)              15,796      15,653     14,427      14,427      14,427     14,427       14,427
Value per Common Share
 - end of quarter                  $20.750     $20.125     $20.00      $19.25      $19.00     $17.75       $18.75

Total Equity (Market
 Value) - end of quarter           327,775     315,014    288,534     277,714     274,107    256,074      270,501

Total Market Capitalization        558,663     533,281    503,789     487,754     506,909    479,921      488,188
Total Market Capitalization (1)    595,123     559,163    515,738     497,974     516,158    487,841      493,996
                                  ========    ========   ========    ========    ========   ========     ========

Total Revenues (3)                  19,247      18,698     18,464      18,661      18,539     18,213       17,651
EBITDA (4)                          10,974      10,586     10,497      10,520      10,549     10,556       10,432

FFO                                  7,578       7,317      6,965       6,906       6,793      6,740        6,747
FAD                                  7,172       6,975      6,531       6,346       6,359      6,425        6,471

Dividends                            6,771       6,558      6,203       6,203       6,203      6,203        6,059

Debt service (excluding
 capitalized interest)               3,279       3,060      3,320       3,372       3,529      3,558        3,384
Interest Expense                     2,996       2,818      3,082       3,164       3,325      3,355        3,203

G & A Expense                          532         596        486         446         492        508          391

Total Shares and
 Units Outstanding
 - Wtd. Avg.                        15,746      15,254     14,427      14,427      14,427     14,427      14,427
                                  ========    ========   ========    ========    ========  =========     ========



                                         Amli Residential Properties Trust
                               Selected Quarterly Financial Information - CONTINUED
                                                   June 30, 1996
                                     (in thousands except for per share data)


                                 June 30,     Mar. 31,   Dec. 31,    Sep. 30,    Jun. 30,   Mar. 31,     Dec. 31,
                                   1996        1996      1995         1995        1995       1995         1994
                                 ---------  --------- ----------      ------     -------    -------      -------
Debt Service Coverage Ratio           3.35        3.46       3.16        3.12        2.99       2.97         3.08
Interest Coverage Ratio               3.66        3.76       3.41        3.32        3.17       3.15         3.26

Debt as % of Total
 Market Capitalization              41.33%      40.93%     42.73%      43.06%      45.93%     46.64%       44.59%
Debt as % of Total
 Market Capitalization (1)          44.92%      43.66%     44.05%      44.23%      46.89%     47.51%       45.24%
EBITDA as % of Total
 Market Capitalization               7.86%       7.94%      8.33%       8.63%       8.32%      8.80%        8.55%
FFO as % of Total
 Market Equity                       9.25%       9.29%      9.66%       9.95%       9.91%     10.53%        9.98%

G&A as % of Total
 Market Capitalization               0.38%       0.45%      0.39%       0.37%       0.39%      0.42%        0.32%
G&A as % of Total Revenues           2.76%       3.19%      2.63%       2.39%       2.65%      2.79%        2.22%

Dividends as % of FFO                89.3%       89.6%      89.1%       89.8%       91.3%      92.0%        89.8%
Dividends as % of FAD                94.4%       94.0%      95.0%       97.8%       97.4%      96.6%        93.6%
                                  ========    ========   ========    ========    ========  =========     ========

Apartment Units - Wholly Owned
  In Operation                       9,600       9,600      9,600       9,368       9,789      9,789        9,789
  Under Development                    884         612        612         844         720        456          456
Apartment Units - Co-Investment
  In Operation                       3,175       2,687      2,245       2,003       2,003      1,687        1,451
  Under Development                  1,170         948        948         502         502        502          502
                                  --------    --------   --------    --------    --------   --------     --------
    Total Units                     14,829      13,847     13,405      12,717      13,014     12,434       12,198
                                  ========    ========   ========    ========    ========  =========     ========

    (1)  Including proportionate share of debt of Co-investment partnerships accounted for using the equity method.
    (2)  Including 1,100 preferred shares convertible to common shares.
    (3)  Excluding non-recurring gain of $960 in the third quarter of 1994 and $1,564 in the third quarter of 1995 and $751 in the second quarter of 1996.
    (4)  Includes other income, net of G & A expenses.
    (5)  Time weighted so as to appropriately state percentage relationship to FFO and FAD.



                                         Amli Residential Properties Trust
                                                       Debt
                                                   June 30, 1996
                                                  (in thousands)

                            Fixed        Tax      Lehman     Lehman    Wachovia Harris LOC/   Citicorp/
                  Total      Rate        Exempt    Whole     Line of    Line of    Const.       First
                  Debt    Mortgages      Bonds     Loan      Credit     Credit      Loan         Chgo.    Other
               --------    --------    --------  --------   --------   --------    --------    --------  --------
Dec. 31, 1994  $217,687      54,845      40,750    54,835     44,000     19,518       2,989                   750
  Borrowings      7,527                                        6,500      1,027
  Repayments    (1,367)       (203)                                                 (1,164)
               --------    --------    --------  --------   --------   --------   ---------   ---------  --------

Mar. 31, 1995  $223,847      54,642      40,750    54,835     50,500     20,545       1,825                   750
 Borrowings       9,159                                        4,500      2,855       1,304         500
 Repayments       (204)       (204)
               --------    --------    --------  --------   --------   --------   ---------   ---------  --------
Jun. 30, 1995  $232,802      54,438      40,750    54,835     55,000     23,400       3,129         500       750
 Borrowings      21,375      13,800                                       7,575
 Repayments    (44,137)       (208)                         (40,800)                (3,129)
               --------    --------    --------  --------   --------   --------   ---------   ---------  --------
Sep. 30, 1995  $210,040      68,030      40,750    54,835     14,200     30,975           0         500       750
 Borrowings       5,453                                        1,800      1,560         250       1,843
 Repayments       (238)       (238)
               --------    --------    --------  --------   --------   --------   ---------   ---------  --------
Dec. 31, 1995  $215,255      67,792      40,750    54,835     16,000     32,535         250       2,343       750
 Borrowings       9,504                                                                 491       5,606     3,407
 Repayments     (6,492)       (242)                          (6,000)                  (250)
               --------    --------    --------  --------   --------   --------   ---------   ---------  --------
Mar. 31, 1996  $218,267      67,550      40,750    54,835     10,000     32,535         491       7,949     4,157
 Borrowings      89,095      85,234                                                   1,361       2,500
 Repayments    (76,474)       (283)              (54,835)   (10,000)                            (7,949)   (3,407)
               --------    --------    --------  --------   --------   --------   ---------   ---------  --------
Jun. 30, 1996  $230,888    $152,501     $40,750        $0         $0    $32,535      $1,852      $2,500      $750
               ========    ========    ========  ========   ========   ========    ========    ========  ========
Amount Capped                           $31,250                           5,845

Capped To                          Feb 15, 1997                    Feb 15, 1998

Maximum Effective
 Rate - Capped Portion                    4.23%                           5.38%
                                       ========                        ========



                                         Amli Residential Properties Trust
                                                 Debt - CONTINUED



Tax Exempt Bonds       All-in rate reflects maximum (including all Housing Authority, Trustee, and Credit
Enhancement Costs) effective rate with 3% rate cap in place.

Lehman Whole Loan      This loan was paid in full in June 1996.

Lehman $39.6 Million
  Line of Credit       This loan was paid in full in April 1996.

Wachovia $60 Million
  Line of Credit       Interest at LIBOR+135.  $14,000 has been swapped to a 6.65% fixed rate to February 24,
1997, $12,400 has been swapped to a 6.47% fixed rate to February 15, 1997 and $5,845 has been capped based on 30 day LIBOR of 3.875% through February 15, 1998.  On July 8, 1996, this facility was increased to $60 million and the pricing on the outstanding balances was lowered to LIBOR + 135% (LIBOR + 1.65% on construction loans until stabilized).



                                         AMLI RESIDENTIAL PROPERTIES TRUST
                                          PORTFOLIO INDEBTEDNESS SUMMARY
                                                   June 30, 1996
                                              (Dollars in thousands)
RATE ASSUMPTIONS

LIBOR             5.48%
LIBOR Cap         3.88%
Tax Exempt        3.35%       F = Fixed Rate
Tax Exempt Cap    3.00%       V = Variable Rate

                                      Original      Outstand-                                            Maturity
                                        /Max           ing       Interest                      Maturity   (years)
Borrower          Lender               Amount        Balance       Rate       Rate              Date      6/30/96
F ARP, L.P.       IDS American Express$  5,000          4,795       9.38%                        3/1/97       0.7
F ARP, L.P.       Lincoln National       4,800          4,466       9.90%                       9/28/97       1.2
F ARP, L.P.       Prudential             8,500          8,201       7.70%                      10/31/97       1.3
F ARP, L.P.       Allstate               7,060          6,724       7.42%                       11/1/97       1.3
F ARP, L.P.       Prudential             4,800          4,573       7.05%                       6/30/98       2.0
F ARP, L.P.       Prudential             7,050          6,746       7.02%                       10/5/98       2.3
F ARP, L.P.       CIGNA                 31,000         31,000       7.30%                       6/11/03       7.0
F ARP, L.P.       CIGNA                 11,000         11,000       7.34%                       6/11/03       7.0
F ARP, L.P.       Fleet                  7,320          7,075       7.75%                        7/1/03       7.0
F ARP, L.P.       Nationwide            11,500         10,998       7.63%                       7/10/03       7.0
F ARP, L.P.       TIAA                  20,100         13,726       8.73%                        9/1/05       9.2
F ARP, L.P. (1)   FNMA                  43,907         43,197       7.79%                       4/29/06       9.8
- ------------------------------------------------------------------------------------------------------------------
V ARP, L.P.       Harris Trust & Savings 6,300          1,852       7.48%     LIBOR + 2.00%     10/9/96       0.3
V ARP, L.P.       First Chicago NBD     29,500          2,500       7.13%     LIBOR + 1.65%     2/28/98       1.7
V ARP, L.P. (2)   Wachovia Bank         12,400         12,400       6.47%     LIBOR + 1.35%     5/31/98       1.9
V ARP, L.P.       Wachovia Bank          2,354          2,354       6.65%     LIBOR + 1.35%     5/31/98       1.9
V ARP, L.P. (3)   Wachovia Bank          5,845          5,845       5.23%     LIBOR + 1.35%     5/31/98       1.9
V ARP, L.P.       Wachovia Bank          3,161          3,161       6.65%     LIBOR + 1.35%     5/31/98       1.9
V ARP, L.P.       Wachovia Bank          8,775          8,775       6.65%     LIBOR + 1.35%     5/31/98       1.9
- ------------------------------------------------------------------------------------------------------------------
V ARP, L.P. (4)   Tax-Exempt Bonds      31,250         31,250       4.23%     Tax Ex + 1.23%    9/30/99       3.3
V ARP, L.P.       Tax-Exempt Bonds       9,500          9,500       4.58%     Tax Ex + 1.23%    9/30/99       3.3
- ------------------------------------------------------------------------------------------------------------------
F ARP, L.P.       AIA                      750            750       4.00%                       Demand         -
  TOTAL                                               230,888       7.01%                                     5.3
==================================================================================================================
  Co-Investments (5) Various                           36,460       7.76%                       Various       6.6
- ------------------------------------------------------------------------------------------------------------------
  TOTAL including Co-Investment                   $   267,348       7.12%                                     5.5
==================================================================================================================
</table     AMLI RESIDENTIAL PROPERTIES TRUST
                                                DEVELOPMENT ACTIVITY
                                                 SECOND QUARTER 1996
                             Total                     Construc-                                  Percent
                   Number    Cost      Esti-  Percent    tion      First     Comple-   Stabili-  Construc-
                     of      (mil-     mated   Owner-    Start     Units      tion      zation     tion     Percent
Community Name      Units    lions)    Yield    ship     Date     Occupied    Date       Date    Complete   Leased
- --------------     ------    ------    -----  -------  ---------  --------   -------   --------  ---------  -------
UNDER
CONSTRUCTION
- ------------

ATLANTA,
GEORGIA
- -------
Amli at:
 Pleasant Hill        502      26.2    11.9%      40%      3Q/94     2Q/95     3Q/96      4Q/96        93%      90%
 Barrett Lakes        446      27.8    10.2%      35%      3Q/95     4Q/96     4Q/97      2Q/98        17%      N/A
 River Park           222      15.4     9.8%      40%      4Q/95     4Q/96     2Q/97      4Q/97        17%      N/A

DALLAS, TEXAS
- -------------
Amli at:
 Autumn
  Chase II            224      10.7    11.3%     100%      1Q/95     4Q/95     2Q/96      4Q/96        99%      97%
 Gleneagles II        264      13.4    11.2%     100%      3Q/95     2Q/96     4Q/96      2Q/97        61%      13%

AURORA, ILLINOIS
- ----------------
Amli at:
 Aurora
  Crossing*           272      24.3    10.1%     100%      2Q/96     4Q/96     3Q/97      4Q/97         5%      N/A

OVERLAND PARK,
KANSAS
- --------------
Amli at:
 Regents
  Center III          124       7.5    10.2%     100%      3Q/95     3Q/96     4Q/96      1Q/97        42%      N/A
                    -----    ------    -----     ----      -----     -----     -----      -----        ---     ----
Total/Average       2,054    $125.3    10.7%
                   ======    ======    =====


                             Total                     Construc-                                  Percent
                   Number    Cost      Esti-  Percent    tion      First     Comple-   Stabili-  Construc-
                     of      (mil-     mated   Owner-    Start     Units      tion      zation     tions    Percent
Community Name      Units    lions)    Yield    ship     Date     Occupied    Date       Date    Complete   Leased
- --------------     ------    ------    -----  -------  ---------  --------   -------   --------  ---------  -------

PLANNING STAGE
- --------------

ATLANTA, GEORGIA
- ----------------
Amli at:
 Northwinds I         400

DALLAS/
FORTH WORTH,
TEXAS
- -------------
Amli:
 at Fossil Creek*     384
 at Autumn
  Chase III           240
 on Rosemeade II      200

AUSTIN, TEXAS
- -------------
Amli at:
 Wells Branch*        576

TOPEKA, KANSAS
- --------------
Amli at:
 Crown
  Colony II            64




*  The land for this development is wholly-owned.  Amli anticipates developing this property in partnership with an institutional investor.

Under Construction:      These developments have been announced, are financed and are currently under development.

Planning Stages:         These developments are in the planning and preliminary development stages.

                         The following is a "Safe Harbor" Statement under the Private Securities Litigation Reform
Act of 1995 and Section 21E of the Securities Exchange Act of 1934.  The projections contained in the table above that are not historical facts are forward-looking statements.  Risks associated with the Company's development, construction and lease-up activities, which could impact the forward-looking statements made include:  development opportunities may be abandoned;  construction costs of a community may exceed original estimates, possibly making the community uneconomical;  construction and lease-up may not be completed on schedule, resulting in increased debt service and construction costs; estimates of the costs of improvements to bring an acquired property up to the standards established for the market position intended for that property may prove inaccurate.